UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2010

Date of Report (Date of earliest event reported)

NATURAL BLUE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128060	13-3134389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. De Vargas Street, Suite 7, Santa Fe, New Mexico 87501

(Address of principal executive office, including zip code)

 13511 Granville Avenue, Clermont, Florida 34711

 (Former name or former address, if changed since last report)

(321) 293-7420

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2010, the Board of Directors accepted Walter Cruikshank's resignation as Chief Financial Officer. Mr. Cruikshank was provided with the opportunity to furnish a letter with respect to his resignation but declined to do so. He has been provided with a copy of this Form 8-K and the opportunity to comment on this matter.

On September 27, 2010, Jehu Hand was elected as Chief Financial Officer.  Mr. Hand, age 54,  has been engaged in the practice of corporate and securities law since May 1994 when Hand & Hand incorporated as a law corporation.  From January 1991 to December 1992, he was the Vice President, Corporate Counsel and Secretary of Biolase Technologies, Inc., which designs, manufactures and markets dental lasers.  He was also a director of Biolase from February 1992 to February 1993.  From January 1992 to October 1992, Mr. Hand was Of Counsel to the Law Firm of Lewis, D’Amato, Brisbois & Bisgaard.  From January 1991 to January 1992, he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation.  Mr. Hand received a J.D. from New York University School of Law and a B.A. in Latin American Studies from Brigham Young University. From 1992 until February, 2010, he was a registered principal of Jackson, Kohle & Co., a broker-dealer and member of FINRA. From April 2009 to July 2010, he was a director and Chairman of the Corporate Governance Committee of Worldwide Energy and Manufacturing, USA. Mr. Hand has served as the chief financial officer or controller of over 20 public companies.

 Item 8.01  Other Events

Natural Blue Resources, Inc. has changed its business address to 200 W. DeVargas, Suite 7, Santa Fe, New Mexico 87501. The existing telephone number of (321) 293-7420 has not changed.

On September 28, 2010, the Company issued a press release with respect steel salvage contracts entered into by its wholly-owned subsidiary, Natural Blue Steel, Inc.  The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Exhibits

Exhibit 99.1

Press release dated September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

NATURAL BLUE RESOURCES, INC.

Dated: September 28, 2010

By:  /s/ Toney Anaya

        Toney Anaya, Chief Executive Officer